Exhibit 99.1

JAKKS PACIFIC REPORTS THIRD QUARTER 2021 FINANCIAL RESULTS

Strong Halloween

Robust Holiday Season On-Track

SANTA MONICA, California, October 27, 2021 – JAKKS Pacific, Inc. [NASDAQ: JAKK] today reported financial results for the third quarter ended September 30, 2021.

Highlights

●	Third quarter 2021 net sales were $237.0 million compared to $242.3 million last year
o	Costumes segment is the strongest performer with $64.0 million in net sales, 16.4% growth vs. Q3 2020; 21.2% growth year-to-date vs. 2020
o	Year-to-date total company net sales were $433.2 million, 11.8% higher than prior year
●	Gross margin of 31.6%, up from 30.8%, an improvement of 82 basis points year-over-year despite higher ocean freight expense
●	Net inventory level at seasonally high $89.8 million, $40.1 million in transit to JAKKS warehouses
●	Liquidity of $69.8 million with cash of $26.7 million and revolver availability of $43.1 million
●	Q3 2021 net income attributable to common stockholders of $36.0 million, or $3.97 per diluted share
o	Adjusted net income attributable to common stockholders of $34.2 million, or $3.76 per diluted share, an improvement from $32.6 million, or $3.56 per diluted share in the comparable prior year period
●	Year-to-date Adjusted EBITDA of $44.2 million up 80+% vs. $24.3 million in the comparable 2020 period
●	Conversion of the balance of Senior Convertible Notes reduces debt to $95.8 million, a 46% reduction from the recapitalization two years ago

Management Commentary

“Our focus on improved product margins and cleaner retail sell-through helped mitigate higher ocean freight costs to improve our year-over-year gross margins for the 7th straight quarter,” said Stephen Berman, JAKKS Pacific’s Chairman and CEO. “Retail sales of our products remained strong in the third quarter. Our top three US customers in the aggregate reported an increase in year-to-date toy POS sell-through just above 9% through the first nine months, with a slight acceleration in Q3. JAKKS was started as an FOB business and we continue to do over 50% of our sales that way today. This focus has benefited us all year, inclusive of Q3, leveraging the supply-chain strength and scale of the major global retailers to pull our product through to the retail shelf during this period of significant supply-chain disruption. We have accelerated our imports of inventory to support sales in the US and Internationally for the holiday season and resetting for the new year. Consistent with recent quarters, we continue to see tremendous consumer and customer reaction to our current product line-up, but supply-chain bottlenecks weighed on our results.

“We are pleased to show progress on profitability despite the continuation of the pandemic and related challenges. As we hoped, consumers have embraced the Halloween season this year with a burst of pent-up demand. Sell-thru rates are exceeding 2019 levels. As we look ahead into Q4 we’re excited to be introducing some key new items for the Holiday gift-giving season, including our Nintendo® Super Mario™ Deluxe Bowser’s Airship Playset and our Sonic the Hedgehog™ Giant Eggman Robot Battle Set both of which have received strong retailer and consumer reaction.

“As we look ahead to 2022 and beyond, we are excited about both where we are and where we’re headed. We believe we have made tremendous progress since our recapitalization two years ago, and we are working on new initiatives for 2022 and beyond to deliver additional top-line growth and bottom-line margin improvement.”

Net sales for the third quarter 2021 were $237.0 million down 2.2% versus $242.3 million last year. The decline was not for lack of customer orders or retail sell-through. We attribute it to logistical delays in customers picking up FOB China orders and the extended timelines to deliver inventory into our US and European warehouses for domestic replenishment. Although net sales in the Toys/Consumer Products segment were down 7.7% globally, net sales of the Costumes segment increased 16.4% compared to Q3 2020 and are up 21.2% for the first nine months of 2021 compared to the same period in 2020.

Despite the sales decline, net income attributable to common stockholders increased to $36.0 million, or $3.97 per diluted share, compared to $32.1 million, or $3.19 per diluted share for the third quarter of 2020. Net income in both years included significant charges and gains related to non-cash valuation adjustments. Excluding those elements and the 2021 gain from loan forgiveness, adjusted net income attributable to common stockholders (a non-GAAP measure) was $34.2 million, or $3.76 per diluted share in the third quarter of 2021 versus $32.6 million or $3.56 per diluted share in the third quarter of 2020. See note below on “Use of Non-GAAP Financial Information.”

Cash and Cash Equivalents

The Company’s cash and cash equivalents (including restricted cash) totaled $26.7 million as of September 30, 2021 compared to $92.7 million as of December 31, 2020 and $79.8 million as of September 30, 2020.

Use of Non-GAAP Financial Information

In addition to the preliminary results reported in accordance with U.S. GAAP included in this release, the Company has provided certain non-GAAP financial information including Adjusted EBITDA which is a non-GAAP metric that excludes various items that are detailed in the financial tables and accompanying footnotes reconciling GAAP to non-GAAP results contained in this release. Management believes that the presentation of these non-GAAP financial measures provides useful information to investors because the information may allow investors to better evaluate ongoing business performance and certain components of the Company’s results. In addition, the Company believes that the presentation of these financial measures enhances an investor’s ability to make period-to-period comparisons of the Company’s operating results. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. The Company has reconciled the non-GAAP financial information included in this release to the nearest GAAP measures. See the attached “Reconciliation of Non-GAAP Financial Information.” “Liquidity” is calculated as cash and cash equivalents, including restricted cash, plus availability under the Company’s $67.5 million revolving credit facility.

Conference Call Live Webcast

JAKKS Pacific will webcast its third quarter earnings call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today. To listen to the live webcast and access the accompanying presentation slides, go to www.jakks.com/investors and click on the earnings website link under the Presentations tab at least 20 minutes prior to register, download and install any necessary audio software.

A replay of the call will be available on JAKKS’ website approximately two hours following completion of the call through November 3, 2021 ending at 10:00 p.m. Eastern Time/7:00 p.m. Pacific Time. The playback can be accessed by calling (855) 859-2056 or (404) 537-3406 for international callers, with passcode “2148429” for both playback numbers.

About JAKKS Pacific, Inc.

JAKKS Pacific, Inc. is a leading designer, manufacturer and marketer of toys and consumer products sold throughout the world, with its headquarters in Santa Monica, California. JAKKS Pacific’s popular proprietary brands include: Perfectly Cute™, ReDo™ Skateboard Co, X-Power™, Disguise®, Moose Mountain®, Maui®, Fly Wheels™, Kitten Catfe™, Kids Only!®; a wide range of entertainment-inspired products featuring premier licensed properties; and C’est Moi™, a new generation of clean beauty. Through JAKKS Cares, the company’s commitment to philanthropy, JAKKS is helping to make a positive impact on the lives of children. Visit us at www.jakks.com and follow us on Instagram (@jakkstoys), Twitter (@jakkstoys) and Facebook (JAKKS Pacific).

Forward Looking Statements

This press release may contain “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations, estimates and projections about JAKKS Pacific's business based partly on assumptions made by its management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such statements due to numerous factors, including, but not limited to, those described above, changes in demand for JAKKS Pacific's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, or that any future transactions will result in future growth or success of JAKKS. The “forward-looking statements” contained herein speak only as of the date on which they are made, and JAKKS undertakes no obligation to update any of them to reflect events or circumstances after the date of this release.

CONTACT:
JAKKS Pacific Investor Relations
(424) 268-9567
investors@jakks.net

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	(Unaudited)
	September 30,		December 31,
	2021	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$25,897	$75,189	$87,953
Restricted cash	808	4,631	4,740
Accounts receivable, net	209,190	166,789	102,254
Inventory	89,796	54,583	38,642
Prepaid expenses and other assets	12,370	22,125	17,239
Total current assets	338,061	323,317	250,828

Property and equipment	120,910	114,457	114,045
Less accumulated depreciation and amortization	108,125	100,238	100,534
Property and equipment, net	12,785	14,219	13,511

Operating lease right-of-use assets, net	18,535	25,473	24,393
Goodwill	35,083	35,083	35,083
Intangibles and other assets, net	4,644	9,499	5,554
Total assets	$409,108	$407,591	$329,369

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$163,451	$139,414	$79,799
Reserve for sales returns and allowances	47,691	44,217	42,108
Income taxes payable	635	1,625	484
Short term operating lease liabilities	10,407	9,661	9,925
Short term debt, net	1,914	22,544	5,950
Total current liabilities	224,098	217,461	138,266

Long term operating lease liabilities	9,947	18,392	16,883
Debt, non-current portion, net	93,896	151,379	150,410
Other liabilities	17,075	5,871	8,062
Income taxes payable	215	947	947
Deferred tax liability, net	123	226	123
Total liabilities	345,354	394,276	314,691

Preferred stock	2,733	1,418	1,740

Stockholders' equity:
Common stock, $.001 par value	9	5	6
Additional paid-in capital	272,568	211,636	221,590
Accumulated deficit	(200,259)	(186,081)	(197,423)
Accumulated other comprehensive loss	(12,609)	(14,841)	(12,446)
Total JAKKS Pacific, Inc. stockholders' equity	59,709	10,719	11,727
Non-controlling interests	1,312	1,178	1,211
Total stockholders' equity	61,021	11,897	12,938
Total liabilities, preferred stock and stockholders' equity	$409,108	$407,591	$329,369

JAKKS Pacific, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)		(In thousands, except per share data)

Net sales	$236,957	$242,290	$433,152	$387,605
Less: Cost of sales
Cost of goods	126,095	122,577	231,633	206,590
Royalty expense	32,251	41,171	61,546	66,531
Amortization of tools and molds	3,687	3,926	7,058	6,748
Cost of sales	162,033	167,674	300,237	279,869
Gross profit	74,924	74,616	132,915	107,736
Direct selling expenses	10,729	13,477	23,817	25,887
General and administrative expenses	26,846	22,876	71,450	65,827
Depreciation and amortization	606	605	1,807	2,244
Restructuring charge	-	-	-	1,631
Pandemic related charges	-	145	-	366
Income from operations	36,743	37,513	35,841	11,781
Other income (expense):
Income from joint ventures	-	-	-	2
Other income (expense), net	129	112	256	166
Change in fair value of convertible senior notes	(3,651)	2,809	(16,495)	2,757
Change in fair value of preferred stock derivative liability	(99)	(2,707)	(9,013)	(624)
Gain on loan forgiveness	6,206	-	6,206	-
Loss on debt extinguishment	-	-	(7,351)	-
Interest income	4	3	10	20
Interest expense	(2,658)	(5,566)	(11,903)	(16,656)
Income (loss) before provision for (benefit from) income taxes	36,674	32,164	(2,449)	(2,554)
Provision for (benefit from) income taxes	298	(267)	286	281
Net income (loss)	36,376	32,431	(2,735)	(2,835)
Net income attributable to non-controlling interests	42	49	101	97
Net income (loss) attributable to JAKKS Pacific, Inc.	$36,334	$32,382	$(2,836)	$(2,932)
Net income (loss) attributable to common stockholders	$35,998	$32,066	$(3,829)	$(3,867)
Earnings (loss) per share - basic	$4.08	$8.39	$(0.56)	$(1.17)
Shares used in earnings (loss) per share - basic	8,823	3,824	6,820	3,307
Earnings (loss) per share - diluted	$3.97	$3.19	$(0.56)	$(1.17)
Shares used in earnings (loss) per share - diluted	9,073	9,307	6,820	3,307

JAKKS Pacific, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Information (Unaudited)

Reconciliation of GAAP to Non-GAAP measures:

This press release and accompanying schedules provide certain information regarding Adjusted EBITDA and Adjusted Net Income (Loss), which may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. The non-GAAP financial measures included in the press release are reconciled to the corresponding GAAP financial measures below, as required under the rules of the Securities and Exchange Commission regarding the use of non-GAAP financial measures. We define Adjusted EBITDA as income (loss) from operations before depreciation, amortization and adjusted for certain non-recurring and non-cash charges, such as reorganization expenses and restricted stock compensation expense. Net income (loss) is similarly adjusted and tax-effected to arrive at Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) are not recognized financial measures under GAAP, but we believe that they are useful in measuring our operating performance. We believe that the use of the non-GAAP financial measures enhances an overall understanding of the Company’s past financial performance, and provides useful information to the investor by comparing our performance across reporting periods on a consistent basis.

Investors should not consider these measures in isolation or as a substitute for net income, operating income, or any other measure for determining the Company’s operating performance that is calculated in accordance with GAAP. In addition, because these measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
	(In thousands, except per share data)		(In thousands, except per share data)
EBITDA and Adjusted EBITDA
Net income (loss)	$36,376	$32,431	$(2,735)	$(2,835)
Interest expense	2,658	5,566	11,903	16,656
Interest income	(4)	(3)	(10)	(20)
Provision for (benefit from) income taxes	298	(267)	286	281
Depreciation and amortization	4,293	4,531	8,865	8,992
EBITDA	43,621	42,258	18,309	23,074
Adjustments:
Income from joint ventures	-	-	-	(2)
Other (income) expense, net	(129)	(112)	(256)	(166)
Restricted stock compensation expense	615	540	1,380	1,506
Change in fair value of convertible senior notes	3,651	(2,809)	16,495	(2,757)
Change in fair value of preferred stock derivative liability	99	2,707	9,013	624
Employee retention credit	-	-	(1,900)	-
Gain on loan forgiveness	(6,206)	-	(6,206)	-
Loss on debt extinguishment	-	-	7,351	-
Restructuring charge	-	-	-	1,631
Pandemic related charges	-	145	-	366
Adjusted EBITDA	$41,651	$42,729	$44,186	$24,276

Adjusted net income (loss) attributable to common stockholders
Net income (loss) attributable to common stockholders	$35,998	$32,066	$(3,829)	$(3,867)
Restricted stock compensation expense	615	540	1,380	1,506
Change in fair value of convertible senior notes	3,651	(2,809)	16,495	(2,757)
Change in fair value of preferred stock derivative liability	99	2,707	9,013	624
Employee retention credit	-	-	(1,900)	-
Gain on loan forgiveness	(6,206)	-	(6,206)	-
Loss on debt extinguishment	-	-	7,351	-
Restructuring charge	-	-	-	1,631
Pandemic related charges	-	145	-	366
Tax impact of additional charges	-	(12)	-	(129)
Adjusted net income (loss) attributable to common stockholders	$34,157	$32,637	$22,304	$(2,626)
Adjusted earnings (loss) per share - basic	$3.87	$8.53	$3.27	$(0.79)
Shares used in adjusted earnings (loss) per share - basic	8,823	3,824	6,820	3,307
Adjusted earnings (loss) per share - diluted	$3.76	$3.56	$3.15	$(0.79)
Shares used in adjusted earnings (loss) per share - diluted	9,073	9,307	7,083	3,307